UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Truth Social Funds

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

GOD BLESS AMERICA ETF 234 WEST FLORIDA STREET, SUITE 700, MILWAUKEE, WISCONSIN 53204 NOTICE OF ADJOURNMENT OF SHAREHOLDER MEETING WE NEED YOUR HELP April 21, 2026 Dear Shareholder, We need your help. Today the Special Meeting of Shareholders of the God Bless America ETF (ticker: YALL) was adjourned until May 5th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not cast your proxy voting instructions. It is critical that we receive your response so that we may proceed with the important business of the fund. PLEASE take a moment to cast your vote TODAY. As discussed in more detail in the Combined Proxy Statement and Prospectus, all shareholders of the God Bless America ETF are being asked to consider and vote on a proposal which will result in shareholders of the God Bless America ETF exchanging their shares for those of a newly created actively-managed exchange-traded fund. The Board of Trustees of the Fund’s Trust believes that the proposal is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal. For more information, please refer to the combined proxy statement and prospectus, which can be found at vote.proxyonline.com/GBA/docs/specialmeeting2026.pdf. If you have any proxy related questions, please call 1-800-207-3156 for assistance. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter. Sincerely, [Signature image here] [Name], [Title], [Firm] Convenient voting methods… 1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s). 2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website. 3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. OBO

GOD BLESS AMERICA ETF 234 WEST FLORIDA STREET, SUITE 700, MILWAUKEE, WISCONSIN 53204 NOTICE OF ADJOURNMENT OF SHAREHOLDER MEETING WE NEED YOUR HELP April 21, 2026 Dear Shareholder, We need your help. Today the Special Meeting of Shareholders of the God Bless America ETF (ticker: YALL) was adjourned until May 5th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not cast your proxy voting instructions. It is critical that we receive your response so that we may proceed with the important business of the fund. PLEASE take a moment to cast your vote TODAY. As discussed in more detail in the Combined Proxy Statement and Prospectus, all shareholders of the God Bless America ETF are being asked to consider and vote on a proposal which will result in shareholders of the God Bless America ETF exchanging their shares for those of a newly created actively-managed exchange-traded fund. The Board of Trustees of the Fund’s Trust believes that the proposal is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal. For more information, please refer to the combined proxy statement and prospectus, which can be found at vote.proxyonline.com/GBA/docs/specialmeeting2026.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-207-3156 for assistance. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter. Sincerely, [Signature image here] [Name], [Title], [Firm] Convenient voting methods… 1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-207-3156. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern time. 2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s). 3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website. 4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. NOBO